REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in charter)

DISTRICT OF COLUMBIA
(State or other jurisdiction of	52-089-1669
incorporation or organization)	(I.R.S. Employer Identification No.)

2201 COOPERATIVE WAY
HERNDON, VIRGINIA 20171-3025
(703) 709-6700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

JOHN JAY LIST, GENERAL COUNSEL
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
2201 COOPERATIVE WAY
HERNDON, VIRGINIA 20171-3025
(703) 709-6700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

MARK L. WEISSLER, ESQ	THOMAS R. BROME, ESQ.
MILBANK, TWEED, HADLEY & MCCLOY LLP	CRAVATH, SWAINE & MOORE
1 CHASE MANHATTAN PLAZA	825 EIGHTH AVENUE
NEW YORK, NEW YORK 10005	NEW YORK, NEW YORK 10019
(212) 530-5446	(212) 474-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as possible after the effective date of this registration statement.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [  ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [  ]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462 (b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [X]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462 (c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [  ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [  ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH		PROPOSED MAXIMUM	PROPOSED MAXIMUM	AMOUNT OF
CLASS OF SECURITIES	AMOUNT	OFFERING PRICE	AGGREGATE OFFERING	REGISTRATION
TO BE REGISTERED	TO BE REGISTERED(1)	PER UNIT(2)	PRICE (2)	FEE

Debt securities	$460,003,400	100%	$460,003,400	$42,320

(1)	Expressed as the principal amount of securities, or in the case of original issue discount securities, or in the case of original issue discount securities, the offering price thereof.
(2)	Estimated solely for purposes of calculating the registration fee.

Registration Statement number 333-73768 is hereby incorporated by reference.

     THE REGISTRANT AND EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES EACH OF SHELDON C. PETERSEN, STEVEN L. LILLY AND JOHN J. LIST (THE “AGENTS”) TO FILE ONE OR MORE AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THE REGISTRATION STATEMENT WHICH AMENDMENTS MAY MAKE SUCH CHANGES IN THE REGISTRATION STATEMENT AS SUCH AGENT DEEMS APPROPRIATE AND THE REGISTRANT AND EACH SUCH PERSON HEREBY APPOINTS EACH SUCH AGENT AS ATTORNEY-IN-FACT TO EXECUTE IN THE NAME AND ON BEHALF OF THE REGISTRANT AND EACH SUCH PERSON, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, ANY SUCH AMENDMENTS TO THE REGISTRATION STATEMENT.

SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF FAIRFAX, COMMONWEALTH OF VIRGINIA, ON THE 27th DAY OF FEBRUARY, 2002.

National Rural Utilities Cooperative Finance Corporation
By /s/ SHELDON C PETERSEN

SHELDON C. PETERSEN Governor and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE	TITLE	DATE

/s/ SHELDON C. PETERSEN
SHELDON C. PETERSEN	Governor and Chief Executive Officer	February 27, 2002

/s/ STEVEN L. LILLY
STEVEN L. LILLY	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2002

/s/ STEVEN L. SLEPIAN
STEVEN L. SLEPIAN	Controller (Principal Accounting Officer	February 27, 2002

/s/ R.B. SLOAN, JR
R.B. SLOAN, JR	President and Director	February 27, 2002

SIGNATURE	TITLE	DATE

/s/ WADE R. HENSEL
WADE R. HENSEL	Vice-President and Director	February 27, 2002

/s/ BRIAN D. SCHLAGEL
BRIAN D. SCHLAGEL	Secretary-Treasurer and Director	February 27, 2002

DARLENE CARPENTER	Director	February 27, 2002

/s/ CLETUS CARTER
CLETUS CARTER	Director	February 27, 2002

/s/ ROBERT A. CAUDLE
ROBERT A. CAUDLE	Director	February 27, 2002

JAMES P. DUNCAN	Director	February 27, 2002

/s/ GLENN ENGLISH
GLENN ENGLISH	Director	February 27, 2002

/s/ ALDEN J. FLAKOLL
ALDEN J. FLAKOLL	Director	February 27, 2002

/s/ JAMES A. HUDELSON
JAMES A. HUDELSON	Director	February 27, 2002

/s/ FRED LACKEY
FRED LACKEY	Director	February 27, 2002

/s/ STEPHEN R. LOUDER
STEPHEN R. LOUDER	Director	February 27, 2002

/s/ EUGENE MEIER
EUGENE MEIER	Director	February 27, 2002

ROBERT J. OCCHI	Director	February 27, 2002

SIGNATURE	TITLE	DATE

/s/ CLIFTON M. PIGOTT
CLIFTON M. PIGOTT	Director	February 27, 2002

/s/ TIMOTHY REEVES
TIMOTHY REEVES	Director	February 27, 2002

GALE RETTKOWSKI	Director	February 27, 2002

/s/ THOMAS W. STEVENSON
THOMAS W. STEVENSON	Director	February 27, 2002

/s/ ROBERT STROUP
ROBERT STROUP	Director	February 27, 2002

/s/ ROBERT C. WADE
ROBERT C. WADE	Director	February 27, 2002

BOBBY WILLIAMS	Director	February 27, 2002

/s/ ERIC YOULD
ERIC YOULD	Director	February 27, 2002

INDEX TO EXHIBITS

SEQUENTIALLY
EXHIBIT		NUMBERED
NUMBER	EXHIBITS	PAGE
5	— Opinion and consent of Milbank, Tweed, Hadley & McCloy LLP
8	— Opinion and consent of Hunton & Williams
23.1	— Consent of Arthur Anderson LLP
23.2	— Consent of Milbank, Tweed, Hadley & McCloy LLP. Included as Part of Exhibit 5
23.3	— Consent of Hunton & Williams. Included as part of Exhibit 8